EX-99.1

Contacts:
Karian Wong	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
investorrelations@irobot.com	cvaida@irobot.com

iRobot Names Michael J. Loparco to Board of Directors

BEDFORD, Mass., August 12, 2024 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, announced the addition of Michael J. Loparco to its board of directors. Mr. Loparco brings to the board extensive public company and global technology leadership experience in areas including consumer product and smart home innovation, manufacturing, global supply chain, mergers and acquisitions, design, enterprise IT, retail and robotics.

Mr. Loparco is a seasoned CEO and consumer-focused leader with more than 25 years experience building and growing highly technical and cross-border manufacturing businesses. Most recently, he served as CEO of Symbotic, an AI and software-enabled warehouse robotics and automation company where he led the company’s successful IPO. Prior to Symbotic, Mr. Loparco spent more than two decades at Jabil Inc., where he rose through the ranks to become CEO of the Electronics Manufacturing Services (EMS) segment in 2020 with responsibility for more than $22 billion in global operations. Prior to that, he served as CEO of the Engineered Solutions division beginning in 2014. In these roles, Mr. Loparco ultimately led enterprise supply chain and operations across 25 countries with a workforce of more than 80,000 employees. During his tenure at Jabil, he was responsible for driving growth, innovation, digital transformation, operational efficiencies, establishing technology roadmaps, transforming complex supply chains and working with sophisticated OEM/JDM partners in a diverse array of end markets including robotics, smart home appliances and broader consumer electronics. He is also very familiar with iRobot’s product portfolio having worked closely with the company during his time at Jabil. Additionally, Mr. Loparco currently serves on the boards of directors at E2IP Technologies and Illumus, is strategic advisor to the Israeli-Canadian based Awz Ventures, and has additional public and private company board experience. He holds a JD with honors from Stetson University College of Law and BA, International Business, from Eckerd College.

“We welcome Michael to iRobot’s board of directors and are are enthusiastic about working with him and the company’s leadership team moving forward,” said Andrew Miller, chairman of the board at iRobot. “Michael’s established track record of business leadership, his familiarity of iRobot’s product and unique combination of manufacturing, supply chain and IT experience will be tremendous assets to the company as it continues to make progress on its transformation and strategic initiatives.”

“Having worked with iRobot while at Jabil and knowing the consumer benefits its products provide, I am honored to begin contributing to the company as it charts a new path forward,” said Michael Loparco. “I believe my past experiences will be valuable to iRobot’s continued success and am excited to work with the board and leadership team to address and capitalize on the many opportunities that lie ahead.”

About iRobot Corporation iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
This press release contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s implementation of its operational restructuring plan and related restructuring charges (including the timing thereof), the Company’s business plans, strategies, priorities and initiatives and the expected business and financial impacts thereof (including anticipated cost savings), expected product launches and the impact thereof, and anticipated business enhancements and expected benefits to the Company’s products and business therefrom. These forward-looking statements are based on the Company's current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "could," "seek," "see," "will," "may," "would," "might," "potentially," "estimate," "continue," "expect," "target," similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the Company's ability to implement its business plans and strategies; the Company’s ability to achieve the anticipated benefits of its operational restructuring plan; the Company’s ability to successfully navigate its leadership transition; the ability of the Company to retain and hire key personnel; legislative, regulatory and economic developments affecting the Company's business; general economic and market developments and conditions; the impact of various global conflicts on the Company's business and general economic conditions; the evolving legal, regulatory and tax regimes under which the Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; supply chain challenges including constraints in the availability of certain semiconductor components used in the Company’s products; the financial strength of the Company’s customers and retailers; the impact of tariffs on goods imported into the United States; and competition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" in the Company's most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.